QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.22

BUNGE LIMITED BOARD OF DIRECTORS

DESCRIPTION OF NON-EMPLOYEE DIRECTORS'
COMPENSATION
(May 2005—April 2006)

Annual Retainer

  •
  $60,000 per year.

Committee Chairman Fees

  •
  $20,000 per year for Audit Committee chair.

  •
  $10,000 per year for each other committee chair.

Committee Member Fees

  •
  $10,000 per year for Audit Committee membership.

  •
  $5,000 per year for each other committee membership.

Meeting Fees

  •
  If the Board meets more than five times per year, each Director will receive a fee of $1,000 per day of meetings.

  •
  If a committee meets more than five times per year, each committee member will receive a fee of $1,000 per day of meetings.

  •
  Directors will receive $250 for each board or committee meeting held by teleconference if the number of board or committee meetings exceeds five for the year.

Stock Options

  •
  Each year on the date of the Annual General Meeting, each continuing Director will be granted an option to purchase 5,500 shares of Bunge Limited Common Stock under the Bunge Limited Non-Employee Directors' Equity Incentive Plan.

  •
  At the time of appointment or election, each new Director will be granted an option to purchase 7,500 shares of Bunge Limited Common Stock under the Bunge Limited Non-Employee Directors' Equity Incentive Plan.

Deferral of Fees

  •
  Directors may defer all or a portion of their fees under the Deferred Compensation Plan for Non-Employee Directors.

QuickLinks

BUNGE LIMITED BOARD OF DIRECTORS DESCRIPTION OF NON-EMPLOYEE DIRECTORS' COMPENSATION (May 2005—April 2006)